UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 9, 2021

Date of Report (Date of earliest event reported)

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OpGen, Inc.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification No.)

9717 Key West Avenue, Suite 100
Rockville, MD 20850
(Address of principal executive offices, including zip code)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	OPGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.07   —   Submission of Matters to a Vote of Security Holders.

On June 9, 2021, OpGen, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting was adjourned to July 7, 2021, solely with respect to the voting on Proposal 2 relating to the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of capital stock from 60,000,000 to 110,000,000 shares and authorized number of shares of common stock from 50,000,000 to 100,000,000 shares (“Proposal 2”).

At the Annual Meeting, the total number of shares represented in person or by proxy was 16,493,679 of the 38,266,482 shares of common stock outstanding and entitled to vote at the Annual Meeting as of the record date, April 15, 2021. The following matters were voted upon at the Annual Meeting:

1.      Proposal 1 - Election of Directors. The election of the following named persons to serve as directors of the Company until the 2022 Annual Meeting of Stockholders or until their successors are elected and qualified. The votes cast were as follows:

Nominee	For	Vote Withheld	Broker Non-Vote

William E. Rhodes, III	6,935,902	1,826,245	7,731,532
Mario Crovetto	6,926,709	1,835,438	7,731,532
R. Donald Elsey	6,930,788	1,831,359	7,731,532
Prabhavathi Fernandes, Ph.D.	6,964,100	1,798,047	7,731,532
Oliver Schacht, Ph.D.	6,968,569	1,793,578	7,731,532

2.      Proposal 3 - Ratification of Appointment of Independent Accounting Firm. The ratification of the appointment of CohnReznick, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021. The votes cast were as follows:

15,355,710 votes	FOR the proposal
599,529 votes	AGAINST the proposal
538,438 votes	ABSTAIN
2 votes	Broker Non-Votes

3.      Proposal 4 - Say on Pay. The advisory vote to approve the compensation paid to the Company’s named executive officers for 2020. The votes cast were as follows:

6,675,525 votes	FOR the proposal
1,674,971 votes	AGAINST the proposal
411,651 votes	ABSTAIN
7,731,532 votes	Broker Non-Votes

4.      Proposal 5 - Frequency of Say on Pay. The advisory vote regarding the frequency of submission of future say on pay votes to the stockholders. The votes cast were as follows:

2,374,327 votes	Every ONE year
5,057,697 votes	Every TWO years
438,759 votes	Every THREE years
891,362 votes	ABSTAIN
7,731,534 votes	Broker Non-Votes

Based on the results of this vote, and consistent with the Board of Directors' recommendation, the Company intends to include an advisory stockholder vote to approve the compensation paid to its named executive officers every two years until the next required vote on the frequency of stockholder votes on the compensation of named executive officers. The Company is required to hold a vote on frequency every six years.

5.      Proposal 6 - Adjournment. The approval of an adjournment of the Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, Proposal 2. The votes cast were as follows:

13,234,926 votes	FOR the proposal
2,842,595 votes	AGAINST the proposal
416,155 votes	ABSTAIN
3 votes	Broker Non-Votes

Adjournment with Respect to Proposal 2

The Annual Meeting was adjourned to July 7, 2021, solely with respect to Proposal 2 in order to provide additional time for stockholders to consider and vote on such proposal. The Annual Meeting will reconvene at 10:00 a.m. Eastern Time on July 7, 2021, at the offices of the Company located at 9717 Key West Ave, Suite 100, Rockville, MD 20850. As part of precautions regarding the coronavirus (or COVID-19) pandemic, the Company is planning for the possibility of the need to change the location of the Annual Meeting or to hold the Annual Meeting solely by means of remote communication. If such step is taken, the Company will announce the decision in advance and details on how to participate will be available on the Company’s website at https://ir.opgen.com/.

Item 8.01   —   Other Events.

On June 9, 2021, the Company issued a press release announcing the results of the Annual Meeting and the adjournment of the Annual Meeting solely with respect to Proposal 2. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 —   Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

99.1 Press release, dated June 9, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OpGen, Inc.

By:	/s/ Timothy C. Dec
	Name:	Timothy C. Dec
	Title:	Chief Financial Officer

Date: June 9, 2021